WINTERGREEN FUND
                     UNIVERSAL INDIVIDUAL RETIREMENT ACCOUNT
                               CUSTODIAL AGREEMENT


















Part One of this Forum Trust, LLC Custodial Agreement applies to Traditional Individual Retirement Accounts ("Traditional IRAs"). Part Two applies to Roth Individual Retirement Accounts ("Roth IRAs") that became available for the first time in 1998. Part Three applies to Coverdell Education Savings Custodial Accounts ("Coverdell ESAs") that became available for the first time in 1998. Part Four applies to all types of IRAs.








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PART ONE:  PROVISIONS APPLICABLE TO TRADITIONAL IRAS


By executing the Individual Retirement Account Application with Forum Trust, LLC as custodian ("Custodian"), the Depositor whose name appears on the Individual Retirement Account ("IRA") Application ("Application") hereby establishes a Traditional IRA as described in Section 408(a) of the Internal Revenue Code of 1986, as amended ("Code"), in order to provide for retirement or for the support of his or her beneficiaries after death.

The following provisions of Articles I to VII are in the form promulgated by the Internal Revenue Service ("IRS") in Form 5305-A (Rev. March 2002) for use in establishing an individual retirement custodial account that meets the requirements of Code Section 408(a) for a valid Traditional IRA. This IRS approval only relates to the form of Articles I to VII and is not an approval of the merits of the Traditional IRA or of any investment permitted by the Traditional IRA.

The Depositor has been given the disclosure statement required under Regulations under Section 408(i) of the Code. The Depositor has deposited with the Custodian the amount shown on the Application.

The Depositor and the Custodian agree as follows:

ARTICLE I.

Except in the case of a rollover contribution described in section 402(c), 403(a)(4), 403(b)(8), 408(d)(3), or 457(e)(16), an employer contribution to a simplified employee pension plan as described in section 408(k), or a recharacterized contribution described in section 408A(d)(6), the Custodian will accept only cash contributions up to $3,000 per year for tax years 2002 through 2004. That contribution limit is increased to $4,000 for tax years 2005 through 2007 and $5,000 for 2008 and thereafter. For individuals who have reached the age of 50 before the close of the tax year, the contribution limit is increased to $3,500 per year for tax years 2002 through 2004, $4,500 for 2005, $5,000 for 2006 and 2007, and $6,000 for 2008 and thereafter. For tax years after 2008, the above limits will be increased to reflect a cost-of-living adjustment, if any.

ARTICLE II.

The   Depositor's   interest  in  the  balance  in  the  custodial   account  is
nonforfeitable.

ARTICLE III.

1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

2. No part of the custodial account funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3) which provides an exception for certain gold, silver and platinum coins, coins issued under the laws of any state, and certain bullion.

ARTICLE IV.

1. Notwithstanding any provision of this Agreement to the contrary, the distribution of the Depositor's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and the regulations thereunder, the provisions of which are herein incorporated by reference.

2. The Depositor's entire interest in the custodial account must be, or begin to be, distributed not later than the Depositor's required beginning date, April 1 following the calendar year in which the Depositor reaches age 70 1/2. By that date, the Depositor may elect, in a manner acceptable to the custodian, to have the balance in the custodial account distributed in:

(a) A single sum or

(b) Payments over a period not longer than the life of the Depositor or the joint lives of the Depositor and his or her designated beneficiary.

3. If the Depositor dies before his or her entire interest is distributed to him or her, the remaining interest will be distributed as follows:

(a) If the Depositor dies on or after the required beginning date and:

(i) the designated beneficiary is the Depositor's surviving spouse, the remaining interest will be distributed over the surviving spouse's life expectancy as determined each year until such spouse's death, or over the period in paragraph (a)(iii) below if longer. Any interest remaining after the spouse's death will be distributed over such spouse's remaining life expectancy as determined in the year of the spouse's death and reduced by 1 for each subsequent year, or, if distributions are being made over the period in paragraph (a)(iii) below, over such period.

(ii) the designated beneficiary is not the Depositor's surviving spouse, the remaining interest will be distributed over the beneficiary's remaining life expectancy as determined in the year following the death of the Depositor and reduced by 1 for each subsequent year, or over the period in paragraph (a)(iii) below if longer.

(iii) there is no designated beneficiary, the remaining interest will be distributed over the remaining life expectancy of the Depositor as determined in the year of the Depositor's death and reduced by 1 for each subsequent year.

(b) If the Depositor dies before the required beginning date, the remaining interest will be distributed in accordance with (i) below or, if elected or there is no designated beneficiary, in accordance with (ii) below:

(i) The remaining  interest will be  distributed in accordance  with  paragraphs
(a)(i) and (a)(ii) above (but not over the period in paragraph (a)(iii), even if longer), starting by the end

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of the calendar year following the year of the Depositor's  death.  If, however, the designated beneficiary is the Depositor's surviving spouse, then this distribution is not required to begin before the end of the calendar year in which the Depositor would have reached age 70 1/2. But, in such case, if the Depositor's surviving spouse dies before distributions are required to begin, then the remaining interest will be distributed in accordance with (a)(ii) above (but not over the period in paragraph (a)(iii), even if longer), over such spouse's designated beneficiary's life expectancy, or in accordance with (ii) below if there is no such designated beneficiary.

(ii) The remaining interest will be distributed by the end of the calendar year containing the fifth anniversary of the Depositor's death.

4. If the Depositor dies before his or her entire interest has been distributed and if the designated beneficiary is not the Depositor's surviving spouse, no additional contributions may be accepted in the account.

5. The minimum amount that must be distributed each year, beginning with the year containing the Depositor's required beginning date, is known as the "required minimum distribution" and is determined as follows:

(a) The required minimum distribution under paragraph 2(b) for any year, beginning with the year the Depositor reaches age 70 1/2 is the Depositor's account value at the close of business on December 31 of the preceding year divided by the distribution period in the uniform lifetime table in Regulations section 1.401(a)(9)-9. However, if the Depositor's designated beneficiary is his or her surviving spouse, the required minimum distribution for a year shall not be more than the Depositor's account value at the close of business on December 31 of the preceding year divided by the number in the joint and last survivor table in Treasury Regulations ("Regulations") section 1.401(a)(9)-9. The required minimum distribution for a year under this paragraph (a) is determined using the Depositor's (or, if applicable, the Depositor and spouse's) attained age (or ages) in the year.

(b) The required minimum distribution under paragraphs 3(a) and 3(b)(i) for a year, beginning with the year following the year of the Depositor's death (or the year the Depositor would have reached age 70 1/2, if applicable under paragraph 3(b)(i)) is the account value at the close of business on December 31 of the preceding year divided by the life expectancy (in the single life table in Regulations section 1.401(a)(9)-9) of the individual specified in such paragraphs 3(a) and 3(b)(i).

(c) The required minimum distribution for the year the Depositor reaches age 70 1/2 can be made as late as April 1 of the following year. The required minimum distribution for any other year must be made by the end of such year.

6. The owner of two or more Traditional IRAs may satisfy the minimum distribution requirements described above by taking from one Traditional IRA the amount required to satisfy the requirement for another in accordance with the Regulations under section 408(a)(6).

ARTICLE V.

1. The Depositor agrees to provide the Custodian with all information necessary to prepare any reports required by section 408(i) and Regulations sections 1.408-5 and 1.408-6.

2. The custodian agrees to submit to the IRS and Depositor the reports prescribed by the IRS.

ARTICLE VI.

Notwithstanding any other articles that may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with section 408(a) and the related regulations will be invalid.

ARTICLE VII.

This Agreement will be amended as necessary to comply with the provisions of the Code and the related regulations. Other amendments may be made with the consent of the Depositor.


PART TWO:  PROVISIONS APPLICABLE TO ROTH IRAS

By executing the Custodial Account Application with Forum Trust, LLC as Custodian ("Custodian"), the Depositor whose name appears on the Individual Retirement Account ("IRA") Application ("Application") hereby establishes an IRA as described in Section 408A of the Internal Revenue Code of 1986 ("Code"), in order to provide for retirement or for the support of his or her beneficiaries after death.

The following provisions of Articles I to VII are in the form promulgated by the Internal Revenue Service ("IRS") in Form 5305-RA (March 2002) for use in establishing a Roth Individual Retirement Custodial Account that meets the requirements of Code Section 408A for a valid Roth IRA. This IRS approval only relates to the form of Articles I to VIII and is not an approval of the merits of the Roth IRA or of any investment permitted by the Roth IRA.

The Depositor has been given the disclosure statement required under Regulations
Section 1.408-6. The Depositor has deposited with the Custodian the amount shown on the Application.

The Depositor has designated on the Application whether or not this is a Roth Conversion IRA.

The Depositor and the Custodian agree as follows:

ARTICLE I.

Except in the case of a rollover contribution described in section 408A(e), a recharacterized contribution described in section 408A(d)(6), or a Roth IRA Conversion Contribution, the Custodian will accept only cash contributions up to $3,000 per year for tax years 2002 through 2004. That contribution

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limit is increased to $4,000 for tax years 2005 through 2007 and $5,000 for 2008 and thereafter. For individuals who have reached the age of 50 before the close of the tax year, the contribution limit is increased to $3,500 per year for tax years 2002 through 2004, $4,500 for 2005, $5,000 for 2006 and 2007, and $6,000
for 2008 and thereafter. For tax years after 2008, the above limits will be increased to reflect a cost-of-living adjustment, if any.

ARTICLE II.

1. The annual contribution limit described in Article I is gradually reduced to $0 for higher income levels. For a single Depositor, the annual contribution is phased out between adjusted gross income (AGI) of $95,000 and $110,000; for a married Depositor filing jointly, between AGI of $150,000 and $160,000; and for a married Depositor filing separately, between AGI of $0 and $10,000. In the case of a conversion, the Custodian will not accept Roth IRA Conversion Contributions in a tax year if the Depositor's AGI for the tax year the funds were distributed from the other Traditional IRA exceeds $100,000 or if the Depositor is married and files a separate return. Adjusted gross income is defined in section 408A(c)(3) and does not include IRA Conversion Contributions.

2. In the case of a joint return, the AGI limits in the preceding paragraph apply to the combined AGI of the Depositor and his or her spouse.

ARTICLE III.

The   Depositor's   interest  in  the  balance  in  the  custodial   account  is
nonforfeitable.

ARTICLE IV.

1. No part of the custodial account funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

2. No part of the custodial account funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3), which provides an exception for certain gold, silver, and platinum coins, coins issued under the laws of any state, and certain bullion.

ARTICLE V.

1. If the Depositor dies before his or her entire interest is distributed to him or her and the Depositor's surviving spouse is not the designated beneficiary, the remaining interest will be distributed in accordance with
     (a) below or, if elected or there is no designated beneficiary, in accordance with (b) below:

(a) The remaining interest will be distributed, starting by the end of the calendar year following the year of the Depositor's death, over the designated beneficiary's remaining life expectancy as determined in the year following the death of the Depositor.

(b) The remaining interest will be distributed by the end of the calendar year containing the fifth anniversary of the Depositor's death.

2. The minimum amount that must be distributed each year under paragraph 1(a) above is the account value at the close of business on December 31 of the preceding year divided by the life expectancy (in the single life table in Regulations section 1.401(a)(9)-9) of the designated beneficiary using the attained age of the beneficiary in the year following the year of the Depositor's death and subtracting 1 from the divisor for each subsequent year.

3. If the Depositor's surviving spouse is the designated beneficiary, such spouse will then be treated as the Depositor.

ARTICLE VI.

1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under sections 408(i) and 408A(d)(3)(E), and Regulations section 1.408-5 and 1.408-6, or other guidance published by the IRS.

2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor as prescribed by the Internal Revenue Service.

ARTICLE VII.

Notwithstanding any other articles that may be added or incorporated, the provisions of Articles I through IV and this sentence will be controlling. Any additional articles that are not consistent with section 408A, the related regulations, and other published guidance will be invalid.

ARTICLE VIII.

This Agreement will be amended as necessary to comply with the provisions of the Code, the related regulations, and other published guidance. Other amendments may be made with the consent of the Depositor.

PART THREE:  PROVISIONS APPLICABLE TO COVERDELL ESAS

By executing the Individual Retirement Account Application with Forum Trust, LLC as custodian ("Custodian"), the Depositor, whose name appears on the Individual Retirement Account ("IRA") Application ("Application") hereby establishes a Coverdell Education Savings Custodial Account ("Coverdell ESA") as described in
Section 530 of the Internal Revenue Code of 1986, as amended (the "Code"), for the benefit of the individual named as the designated beneficiary, exclusively to pay for the qualified higher education expenses, within the meaning of
Section 530(b)(2), of such beneficiary.

The following provisions of Articles 1 to IX are in the form promulgated by the Internal Revenue Services ("IRS") in Form 5305-EA (Rev. 3-2002) for use in establishing an Coverdell

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ESA  custodial  account that meets the  requirements  of Section 530 for a valid
Coverdell ESA.

The Depositor has been given the disclosure statement requirement by Form 5305-EA. The Depositor has deposited with the Custodian the amount shown on the Application.

ARTICLE I.

The Custodian may accept additional cash contributions provided the designated beneficiary has not attained the age of 18 as of the date such contributions are made. Contributions by an individual contributor may be made for the tax year of the designated beneficiary by the due date of the beneficiary's tax return for that year (excluding extensions). Total contributions that are not rollover contributions described in section 530(d)(5) are limited to $2,000 for the tax year. In the case of an individual contributor, the $2,000 limitation for any year is phased out between modified adjusted gross income (AGI) of $95,000 and $110,000. For married individuals filing jointly, the phase-out occurs between modified AGI of $190,000 and $220,000 Modified AGI is defined in section 530(c)(2).

ARTICLE II.

No part of the custodial account funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or a common investment fund (within the meaning of section 530(b)(1)(D)).

ARTICLE III.

1. Any balance to the credit of the designated beneficiary on the date on which he or she attains age 30 shall be distributed to him or her within 30 days of such date.

2. Any balance to the credit of the designated beneficiary shall be distributed within 30 days of his or her death unless the designated death beneficiary is a family member of the designated beneficiary and is under the age of 30 on the date of death. In such case, that family member shall become the designated beneficiary as of the date of death.

ARTICLE IV.

The Depositor shall have the power to direct the Custodian regarding the investment of the above-listed amount assigned to the custodial account (including earnings thereon) in the investment choices offered by the Custodian. The responsible individual, however, shall have the power to redirect the Custodian regarding the investment of such amounts, as well as the power to direct the Custodian regarding the investment of all additional contributions (including earnings thereon) to the custodial account. In the event that the responsible individual does not direct the custodian regarding the investment of additional contributions (including earnings thereon), the initial investment direction of the Depositor also will govern all additional contributions made to the custodial account until such time as the responsible individual otherwise directs the Custodian. Unless otherwise provided in this Agreement, the responsible individual also shall have the power to direct the custodian regarding the administration, management, and distribution of the account.


ARTICLE V.

The "responsible individual" named by the Depositor shall be a parent or guardian of the designated beneficiary. The custodial account shall have only one responsible individual at any time. If the responsible individual becomes incapacitated or dies while the designated beneficiary is a minor under state law, the successor responsible individual shall be the person named to succeed in that capacity by the preceding responsible individual in a witnessed writing or, if no successor is so named, the successor responsible individual shall be the designated beneficiary's other parent or successor guardian. Unless otherwise indicated in the Application, at the time that the designated beneficiary attains the age of majority under state law, the designated beneficiary becomes the responsible individual. If a family member under the age of majority under state law becomes the designated beneficiary by reason of being a named death beneficiary, the responsible individual shall be such designated beneficiary's parent or guardian.

 If elected in the Application, the responsible individual shall continue to serve as the responsible individual for the custodial account after the designated beneficiary attains the age of majority under state law and until such time as all assets have been distributed from the custodial account and the custodial account terminates. If the responsible individual becomes incapacitated or dies after the designated beneficiary reaches the age of majority under state law, the responsible individual shall be the designated beneficiary.

ARTICLE VI.

If elected in the Application, the responsible individual may change the beneficiary designated under this Agreement to another member of the designated beneficiary's family described in section 529(e)(2) in accordance with the custodian's procedures.

ARTICLE VII.

1. The Depositor agrees to provide the Custodian with all information necessary to prepare any reports required by section 530(h).

2. The Custodian agrees to submit to the IRS and responsible individual the reports prescribed by the IRS.

ARTICLE VIII.

Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III will be controlling. Any additional articles inconsistent with section 530 and the related regulations will be invalid.

ARTICLE IX.

This Agreement will be amended as necessary to comply with the provisions of the Code and the related regulations. Other amendments may be made with the consent of the Depositor.

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PART FOUR:  PROVISIONS  APPLICABLE TO TRADITIONAL  IRAS, ROTH IRAS AND COVERDELL
ESAS

ARTICLE I.

1.   INVESTMENT OF CONTRIBUTIONS.

(a) All contributions to the custodial account made by or on behalf of the Depositor shall be invested in accordance with proper instructions received from time to time from the Depositor and shall be applied to purchase full and fractional shares ("Shares") of series of Wintergreen Fund ("Fund") and made available as an investment, as shown on the Individual Retirement Account Application ("Application"). Fund shares held in the custodial account shall be registered in the name of the Custodian or its nominee. The Depositor shall be the beneficial owner of all the assets held in the custodial account.

(b) Except in the case of a rollover contribution or employer contributions to a simplified employee pension plan as described in Article I, the Depositor shall not for any taxable year of the Depositor contribute to the custodial account an amount in excess of the lesser of 100% of the compensation includable in his gross income or the amounts described in Part One for Traditional IRAs, Part Two for Roth IRAs or Part Three for Coverdell ESAs, and the Depositor shall be fully and solely responsible for all taxes, interest and penalties which might accrue or be assessed by reason of any excess deposit and interest, if any, earned thereon. Contributions must be made no later than the due date for filing the Depositor's tax return for the tax year (excluding extensions) or by such other date as from time to time provided by law. If a contribution is intended to be a rollover contribution referred to in Article I of Part I and Part II, the Depositor hereby certifies that the source of the contribution qualifies the contribution as such, [THAT NO PORTION THEREOF CONSISTS OF ANY AMOUNT CONSIDERED TO HAVE BEEN PREVIOUSLY CONTRIBUTED BY THE DEPOSITOR AS AN EMPLOYEE (OTHER THAN "DEDUCTIBLE EMPLOYEE CONTRIBUTIONS" AS DEFINED IN SECTION 72(O)(5) OF THE
CODE)], that the contribution is being made to the custodial account no later than 60 days after receipt by the Depositor of the distribution giving rise to the rollover contribution, and that no previous rollover contribution has been made by the Depositor within one year of the date of the rollover contribution to or from another individual retirement account or individual retirement annuity and that the rollover is in all respects permitted by law. It shall be the sole responsibility of the Depositor to determine the amount of the contributions made hereunder. The Depositor shall execute such forms as the Custodian may require in connection with any contribution hereunder.

2.   REINVESTMENT OF EARNINGS.

All dividends, capital gains, and any other distributions received on Fund Shares held in the Depositor's account shall, unless received in additional Shares, be reinvested in Shares of the Fund paying such dividends and distributions, which Fund Shares shall be credited to such account. If any distributions of the Fund may be received at the election of the Depositor in additional Shares or in cash or other property, the Custodian shall elect to receive additional Shares. If for any reason it is not possible to acquire Shares of the Fund paying the dividends or other distributions, the cash dividends and/or distributions from that fund attributable to the Depositor's account shall be invested in accordance with the Depositor's standing investment instructions (but disregarding that Fund).

3.       PROXIES AND OTHER INFORMATION.

The Custodian shall forward to the Depositor all notices, prospectuses, financial statements, proxies and proxy soliciting material that the Custodian receives relating to such Shares. The Custodian shall vote such Shares in accordance with the written instructions of the Depositor. Absent such instructions, the Custodian is hereby directed to and shall vote such Shares for or against any proposition in the same proportion as all Shares of the relevant Fund for which instructions have been received.

ARTICLE II (DISTRIBUTIONS)

The Custodian shall, from time to time, subject to the provisions of Article IV of Part One for Traditional IRAs, Article V of Part Two and Part Three for Roth IRAs and Coverdell ESAs, respectively, make distributions out of the custodial account to the Depositor, in such manner and amounts as may be specified in written instructions of the Depositor. All such instructions shall be deemed to constitute a certification by the Depositor that the distribution so directed is one that the Depositor is permitted to receive. The Custodian shall have no liability with respect to any contribution to the custodial account, any investment of assets in the custodial account, or any distribution therefrom pursuant to instructions received from the Depositor or this Agreement, or for any consequences to the Depositor arising from such contributions, investments or distributions including, but not limited to, excise and other taxes and penalties which might accrue or be assessed by reason thereof, nor shall the Custodian be under any duty to make any inquiry or investigation with respect thereto.

ARTICLE III (BENEFICIARIES)

The Depositor may designate and redesignate his/her beneficiary or beneficiaries in the Application or other beneficiary designation form. To be effective, such designation must be received by the Custodian prior to the death of the Depositor. Such beneficiary or beneficiaries shall be entitled to the balance in the custodial account of the Depositor as provided in Article IV of Part One for Traditional IRAs and Article V of Parts Two and Part Three for Roth IRAs and Coverdell ESAs, respectively. Unless otherwise provided in the Application or other beneficiary designation

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form,  amounts payable by reason of the  Depositor's  death will be paid only to the primary beneficiary or beneficiaries who survive the Depositor in equal shares, or, if no primary beneficiary or beneficiaries survive the Depositor, to the contingent beneficiary or beneficiaries who survive the Depositor in equal shares. If some but not all primary or contingent beneficiaries, as applicable, do not survive the Depositor, any amounts that such nonsurviving beneficiaries shall have been entitled to receive hereunder shall be divided among the surviving primary or contingent beneficiaries, as applicable, in proportion to the relative interests of the surviving primary or contingent beneficiaries. If no designation of beneficiary is in effect at the time of the Depositor's death or if no designated beneficiary survives the Depositor, the beneficiary shall be deemed to be the surviving spouse, or if there is no surviving spouse, the estate of the Depositor. A designated beneficiary who becomes entitled to
receive  benefits  hereunder  may  designate  a  successor  beneficiary,   which
designation shall be governed by and made in accordance with this Article III. If a designated beneficiary becomes entitled to receive benefits hereunder but dies before all amounts in the IRA account to which the beneficiary is entitled have been distributed to him, the successor beneficiary will be entitled to receive any such remaining amounts in the IRA account. Unless otherwise provided in the Application or other beneficiary designation form, the beneficiary may choose the method of distribution from among those permitted by Article IV of Part One for Traditional IRAs and Article V of Parts Two and Three for Roth IRAs and Coverdell ESAs, respectively.

ARTICLE IV (RESPONSIBILITY OF DEPOSITOR)

Depositor acknowledges he or she has read the information distributed to him or her by the Custodian and agrees to assume full responsibility for all decisions as to deposits and withdrawals, and the Depositor indemnifies the Custodian and saves it free and harmless from any and all claims arising out of any adverse consequences experienced by the Depositor as a result of his or her own decision, including but not limited to excise taxes and penalties. Any taxes which may be imposed upon the custodial account or the income thereof, but not excise taxes imposed upon the Depositor, may, in the discretion of the Custodian, be deducted from and charged against the custodial account.

ARTICLE V (ACCEPTANCE OF REPORTS)

If, within 60 days after the mailing by the Custodian to the Depositor of a report pursuant to paragraph 2 of Article V for Traditional IRAs, pursuant to paragraph 2 of Article VI for Roth IRAs and pursuant to paragraph 2 of Article VII for Coverdell ESAs, the Depositor has not given the Custodian written notice of any exception or objection thereto, such report shall be deemed to have been approved in its entirety and in such case, or upon written approval of the Depositor, the Custodian shall be released, relieved, and discharged with respect to all matters and statements set forth therein as though the report had been settled by judgment or decree of a court of competent jurisdiction.

ARTICLE VI (RESPONSIBILITY OF CUSTODIAN)

The Custodian shall have no duties whatsoever except such duties as it specifically agrees to in writing, and no implied covenants or obligations shall be read into this Agreement against the Custodian. The Custodian shall not be liable under this Agreement, except for its own bad faith, gross negligence or willful misconduct. In performing its duties under this Agreement, the Custodian may hire agents, experts and attorneys. The Custodian may also delegate any of its powers and duties hereunder to an agent.

ARTICLE VII (PROHIBITION AGAINST ASSIGNMENT)

No interest right or claim in or to any part of the custodial account or any payment therefrom shall be assignable, transferable, or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution, or levy of any kind and the Custodian shall not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute, or anticipate the same, except as required by law. Notwithstanding the foregoing, in the event of a property settlement between the Depositor and his or her former spouse pursuant to which the transfer of Depositor's interest hereunder, or a portion thereof, is incorporated in a divorce decree or in a written instrument incident to such divorce or legal separation, then the interest so decreed by a court to be the property of such former spouse shall be transferred to a separate Account for the benefit of such former spouse, in accordance with the requirements of the Code.

ARTICLE VIII (AMENDMENT)

The Depositor hereby delegates to the Custodian the power to amend this Agreement from time to time as it deems appropriate, and hereby consents to any such amendment provided, however, that all such amendments are in compliance with the provisions of the Code and the regulations thereunder. All such amendments shall be effective as of the date set forth in a written notice of amendment, which will be sent to the Depositor.

ARTICLE IX (TERMINATION)

The Depositor may terminate this account and this Agreement at any time by delivering to the Custodian a written notice of termination. In addition, in the event that either (a) all of the funds available for investment hereunder are liquidated or otherwise terminated or (b) the sponsor of this IRA ceases to act as such without a successor assuming the duties of the sponsor, the account and this Agreement shall be terminated and the assets thereof shall be delivered to the Depositor, within a reasonable period, unless prior to such payment the Depositor provides written instructions to the Custodian to transfer such proceeds to the trustee or custodian of another IRA.

ARTICLE X (RESIGNATION OR REMOVAL OF CUSTODIAN)

1. The Custodian may resign without liability, cost or expense of any kind, upon written notice to that effect

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     delivered to the Depositor and  Wintergreen  Fund,  such  resignation to be effective the 30th day following the mailing to the Depositor of such notice. The Depositor may remove the Custodian upon 30 days' written notice to that effect to the Custodian. Upon such resignation or removal, the Depositor shall forthwith appoint a successor custodian that satisfies the requirements of section 408(h) of the Code. Upon receipt by the Custodian of written acceptances by the successor custodian of such appointment, the Custodian shall deliver the assets of the custodial account to the successor custodian. In the event the Depositor fails to appoint a successor custodian which has accepted its appointment within 30 days of the mailing of the notice of resignation, or removal, the Custodian shall terminate the Account and pay the proceeds to the Depositor.

2. The Depositor and Custodian agree that the Sponsor of this Agreement may at any time remove the Custodian and appoint a successor custodian. The effective date of the removal and appointment shall be as specified by the Sponsor and agreed to by the Custodian and the successor custodian. On or after such date the Custodian shall deliver the assets of the custodial account to the successor custodian.

3. The Sponsor will appoint another custodian upon notification from the Commissioner of the Internal Revenue Service that such substitution is required because the Custodian has failed to comply with the requirements of section 1.408-2(e) of the Regulations or is not keeping such records, or making such returns or rendering such statements as are required by forms or Regulations.

4. Notwithstanding the foregoing, the Custodian may reserve such assets of the custodial account as it may deem necessary for the payment of all its fees, compensation, costs and expenses and for the payment of all other liabilities which are a charge on or against the assets of the custodial account or on or against the Custodian, and where necessary for this purpose may liquidate reserved Fund Shares. Any balance of such reserve remaining after the payment of all such items shall be paid over to the successor custodian, or, if the Depositor has failed to appoint a successor custodian as provided in paragraph 1 above, to the Depositor.

5. The provisions of this Agreement shall apply to any successor custodian from the effective date of its appointment as such with the same force and effect as if such successor were the initial custodian hereunder.

ARTICLE XI (NOTICES)

1. Any notice herein required or permitted to be given to the Custodian shall not be effective or deemed delivered until actually received by the Custodian at the address specified in the Disclosure Statement, or such other address as the Custodian shall provide the Depositor from time to time in writing, stating that such other address shall be used for purposes of this Agreement.

2. Any notice herein required or permitted to be given to the Depositor shall be mailed to the Depositor at the Depositor's residence address on record with the Custodian or at such other address as he/she shall provide the Custodian from time to time in writing stating that such other address shall be used for purposes of this Agreement, and any such notice shall be deemed accepted by the Depositor at the time it is mailed. Depositor and his/her beneficiaries will be bound by the last address furnished to the Custodian by the Depositor or his/her beneficiary.

ARTICLE XII (MINIMUM WITHDRAWALS)

The Depositor shall be fully and solely responsible for all taxes and penalties that might accrue or be assessed for having failed to make any annual minimum withdrawal required by applicable law.

The Depositor's beneficiary or beneficiaries shall be fully and solely responsible for any taxes or penalties which might accrue or be assessed for having failed to make any minimum withdrawal required following the death of the Depositor.

ARTICLE XIII (TAXES AND CHARGES TO ACCOUNT)

Any income taxes or other taxes of any kind whatsoever that may be levied or assessed upon or in respect of the custodial account or the assets thereof, or the income therefrom, any transfer taxes incurred in connection with the investment and reinvestment of the assets of the custodial account, all other reasonable administrative expenses incurred by the Custodian in the performance of its duties hereunder, including fees for legal services rendered to the Custodian, and such reasonable compensation to the Custodian for its services under this Agreement as the Custodian may charge from time to time, may, in the discretion of the Custodian, be charged against and paid from the assets of the custodial account. Sufficient Fund Shares may be liquidated from the custodial account to pay any such taxes, expenses, and compensation.

ARTICLE XIV (GOVERNING LAW)

This Agreement and the custodial account created hereby shall be subject to the applicable laws, rules and regulations, as the same may from time to time be amended, of the Federal government and the State of Maine and the agencies and instrumentalities of each having jurisdiction thereof, and shall be governed by and construed, administered and enforced according to the law of the State of Maine, except to the extent superseded by federal law. All contributions to the custodial account shall be deemed to take place in the State of Maine.

ARTICLE XV (FEES AND EXPENSES)

The Custodian shall be entitled to receive and may charge against the Depositor's custodial account such reasonable compensation for its services in accordance with its fee schedule as from time to time in effect, and shall also be entitled to reimbursement of its expenses as Custodian under this Agreement. The Custodian will provide advance written notice to the Depositor of any change in its fee schedule.

ARTICLE XVI (SPOUSAL CONSENT)

If you are married and designate a beneficiary other than your spouse for your Traditional IRA or Roth IRA, you are required to and acknowledge that you have provided your spouse with full and reasonable disclosure regarding your property and financial obligations; that your spouse has been advised by you

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to see a tax professional or legal adviser  regarding any possible  consequences with giving up their community or marital property interests in the IRA; and that your spouse assumes full responsibility for any adverse consequence that may result. Neither the Custodian nor the Sponsor is liable for any consequences resulting from a failure of the Depositor to obtain spousal consent.

ARTICLE XVII (CERTIFICATIONS)

If the you have indicated a Traditional IRA Rollover or Direct Rollover above, you certify and acknowledge that, if the distribution is from another Traditional IRA, you have not made another rollover within the one-year period immediately preceding this rollover; that such distribution was received within 60 days of making the rollover to this Account; and that no portion of the amount rolled over is a required minimum distribution under the required distribution rules or a hardship distribution from an employer qualified plan or 403(b) arrangement or eligible 457 plan.

If you have indicated a Conversion, Transfer or a Rollover of an existing Traditional IRA to a Roth IRA, you acknowledge that the amount converted will be treated as taxable income (except for any prior nondeductible contributions) for federal income tax purposes, and certifies that no portion of the amount converted, transferred or rolled over is a required minimum distribution under applicable rules. If you have elected to convert an existing Traditional IRA with Bank as custodian to a Roth IRA and have elected no withholding, you understand that you may be required to pay estimated tax and that insufficient payments of estimated tax may result in penalties. If you have indicated a rollover from another Roth IRA, you certify that the information given is correct and acknowledges that adverse tax consequences or penalties could result from giving incorrect information. You certify and acknowledge that any rollover contribution to the Roth IRA was completed within 60 days after the amount was withdrawn from the other IRA.

You acknowledge that it is your sole responsibility to report all contributions to or withdrawals from the Account correctly on his or her tax returns, and to keep necessary records of all the your IRAs (including any that may be held by another custodian or trustee) for tax purposes. All forms must be acceptable to the Custodian and dated and signed by you.

ARTICLE XVIII (ACCEPTANCE)

If all required forms and information are properly submitted, Custodian will accept appointment as custodian of the Depositor's Account. However, this Agreement (and the Application) is not binding upon the Custodian until the Depositor has received a statement confirming the initial transaction for the Account. Receipt by the Depositor of a confirmation of the purchase of the Fund shares indicated in the Depositor's Application will serve as notification of Custodian's acceptance of appointment as custodian of the Depositor's Account.


                                    ********


Based on legal advice relating to current tax laws and IRS meetings, Forum Trust believes that the use of the Universal Individual Retirement Account Disclosure Statement ("Disclosure Statement") and the Agreement containing information and documents for a Traditional IRA, a Roth IRA and an Coverdell ESA, will be acceptable to the IRS. However, if the IRS makes a ruling, or if Congress enacts legislation, regarding the use of different documentation, Forum Trust will forward to you new documentation for your Traditional IRA, Roth IRA or Coverdell ESA (as appropriate) for you to read and, if necessary, an appropriate new Application to sign. By adopting a Traditional IRA, Roth IRA or Coverdell ESA using these materials, you acknowledge this possibility and agree to this procedure if necessary. In all cases, to the extent permitted, Forum Trust will treat your IRA as being opened on the date your account was opened using the Application provided along with the Disclosure Statement and Agreement.


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